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                                                              EXHIBIT (a)(1)(D)

                          Offer to Purchase for Cash
                    All Outstanding Shares of Common Stock
          (Including the Associated Preferred Stock Purchase Rights)
                                      of

                         KLLM Transport Services, Inc.

                                      at
                              $7.75 Net per Share
                                      by

                             Low Acquisition, Inc.
                        Wholly-owned by Robert E. Low,
                an individual residing in Springfield, Missouri


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON TUESDAY, MAY 9, 2000, UNLESS THE OFFER IS EXTENDED.


                                                                 April 12, 2000

To Our Clients:

   Enclosed for your consideration are the Offer to Purchase dated April 12, 2000 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Low Acquisition, Inc., a Delaware corporation ("Purchaser") wholly owned by Robert E. Low, an individual residing in Springfield, Missouri ("Parent"), to purchase for cash all outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), of KLLM Transport Services, Inc., a Delaware corporation (the "Company") including the associated rights to purchase preferred stock (the "Rights"), issued pursuant to the Stockholder Protection Rights Agreement dated as of February 13, 1997 (the "Rights Agreement") between the Company and KeyCorp Shareholder Services, Inc. (the Common Stock and the associated Rights together are referred to herein as the "Shares").

   WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

   We request instructions as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

   Your attention is invited to the following:

   1. The offer price is $7.75 per Share, net to you in cash, without interest.

   2. The Offer is being made for all outstanding Shares.

   3. Following the consummation of the Offer, Parent intends to seek to have the Company consummate a merger with Purchaser (the "Merger"). In the Merger, each outstanding Share that is not owned by Parent or Purchaser (other than Shares held by the Company or by stockholders who perfect their appraisal rights under Section 262 of the Delaware General Corporation Law) would, by virtue of the Merger, be converted into the right to receive in cash the per Share price in the Offer.

   4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, May 9, 2000, unless the Offer is extended.

                                  (a)(1)(D)-1
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   5. The Offer is conditioned upon, among other things, the satisfaction of the Minimum Tender Condition, the Rights Condition, the Section 203 Condition and the Antitrust Condition, as such terms are defined in the Offer to Purchase.

   6. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

   Except as disclosed in the Offer to Purchase, Purchaser is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

   IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR SHARES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM SET FORTH ON THE REVERSE SIDE OF THIS LETTER. AN ENVELOPE TO RETURN YOUR INSTRUCTIONS TO US IS ENCLOSED. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE OF THIS LETTER. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                                  (a)(1)(D)-2
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                       Instructions with Respect to the
                          Offer to Purchase for Cash
                    All Outstanding Shares of Common Stock
          (Including the Associated Preferred Stock Purchase Rights)
                                      of
                         KLLM Transport Services, Inc.

   The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase dated April 12, 2000 and the related Letter of Transmittal in connection with the Offer by Low Acquisition, Inc., a Delaware corporation, to purchase all outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), of KLLM Transport Services, Inc., a Delaware corporation, including the associated rights to purchase preferred stock (the "Rights"), issued pursuant to the Stockholder Protection Rights Agreement dated as of February 13, 1997 (the "Rights Agreement") between the Company and KeyCorp Shareholder Services, Inc. (the Common Stock and the Rights together are referred to herein as the "Shares") for $7.75 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

   This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered: * _______________ Shares

Dated: ________________, 2000

                                       _______________________________________
                                       _______________________________________
                                                    Signature(s)

                                       _______________________________________
                                       _______________________________________
                                                    Print Name(s)

                                       _______________________________________
                                       _______________________________________
                                                     Address(es)

                                       _______________________________________
                                           Area Code and Telephone Number

                                       _______________________________________
                                            TIN or Social Security Number

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*  Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                  (a)(1)(D)-3